Exhibit 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104
Huntington Ingalls Industries Reports Fourth Quarter and Full Year 2018 Results

•	Revenues were $2.2 billion in the quarter; $8.2 billion in 2018

•	Operating margin was 9.7% in the quarter; 11.6% in 2018

•	Diluted earnings per share was $4.94 in the quarter; $19.09 in 2018

•	Cash from operations was $914 million and free cash flow[1] was $512 million in 2018

NEWPORT NEWS, Va. (Feb. 14, 2019) - Huntington Ingalls Industries (NYSE:HII) reported fourth quarter 2018 revenues of $2.2 billion, up 10.2 percent from the fourth quarter of 2017. Operating income in the quarter was $213 million and operating margin was 9.7 percent, compared to $231 million and 11.6 percent, respectively, in the fourth quarter of 2017. Diluted earnings per share in the quarter was $4.94, compared to $1.41 in the same period of 2017. 2017 results included one-time expenses related to the early extinguishment of debt, impacts related to the enactment of the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Act”) and the acceleration of discretionary pension contributions.
For the full year, revenues of $8.2 billion increased 9.9 percent over 2017. Operating income in 2018 was $951 million and operating margin was 11.6 percent, compared to $881 million and 11.8 percent, respectively, in 2017. Diluted earnings per share for the full year was $19.09, compared to $10.46 in 2017, which included one-time items described in the preceding paragraph.
Cash from operations in 2018 was $914 million and free cash flow1 was $512 million, compared to $814 million and $453 million, respectively, in 2017.
New contract awards in the fourth quarter of 2018 totaled $3.3 billion, bringing total backlog to $23.0 billion as of Dec. 31, 2018. Awards in the fourth quarter of 2018 included a $931 million contract for the construction of the 10th and 11th Legend-class National Security Cutters (NSC) for the U.S. Coast Guard and a $883 million contract for the construction of an Arleigh Burke-class destroyer (DDG 131), representing full funding for the third ship of the six ship multi-year contract awarded in the third quarter of 2018. Other major contract awards in 2018 included a $1.4 billion construction contract for amphibious transport dock Richard M. McCool Jr. (LPD 29).
“Our 2018 results reflect Huntington Ingalls Industries’ continued execution of our path to 2020 strategy,” said Mike Petters, HII’s president and CEO. “Investing in our facilities, people and capabilities, while winning key contract awards and growing our backlog, positions us well to continue creating long-term value for our shareholders, customers and employees.”
1 Non-GAAP measure. See Exhibit B for definition and reconciliation.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Results of Operations

	Three Months Ended				Year Ended
	December 31				December 31
(in millions, except per share amounts)	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Sales and service revenues	$2,199	$1,996	$203	10.2%	$8,176	$7,441	$735	9.9%
Operating income (loss)	213	231	(18)	(7.8)%	951	881	70	7.9%
Operating margin %	9.7%	11.6%		(189) bps	11.6%	11.8%		(21) bps
Segment operating income (loss)[1]	148	189	(41)	(21.7)%	663	688	(25)	(3.6)%
Segment operating margin %[1]	6.7%	9.5%		(274) bps	8.1%	9.2%		(114) bps
Net earnings (loss)	212	64	148	231.3%	836	479	357	74.5%
Diluted earnings (loss) per share	$4.94	$1.41	$3.53	250.4%	$19.09	$10.46	$8.63	82.5%

Weighted-average diluted shares outstanding	42.9	45.4			43.8	45.8

Adjusted Net Earnings (Loss)[2]	$212	$141	$71	50.4%	$836	$556	$280	50.4%

Adjusted Diluted EPS[2]	$4.94	$3.11	$1.83	58.8%	$19.09	$12.14	$6.95	57.2%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.
[2] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Revenues	$699	$638	$61	9.6%	$2,607	$2,420	$187	7.7%
Segment operating income (loss)[1]	84	75	9	12.0%	313	313	—	—%
Segment operating margin %[1]	12.0%	11.8%		26 bps	12.0%	12.9%		(93) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Ingalls Shipbuilding revenues for the fourth quarter of 2018 were $699 million, an increase of $61 million, or 9.6 percent, from the same period in 2017, due to higher volumes for amphibious assault ships and surface combatants, partially offset by lower volumes on the NSC program. Higher amphibious assault ship revenues were primarily related to increased volumes on Richard M. McCool Jr. and Bougainville (LHA 8), partially offset by decreased volume on Tripoli (LHA 7). Higher surface combatant revenues were primarily due to repair and restoration work on USS Fitzgerald (DDG 62). Lower NSC program revenues were primarily due to decreased volumes on Midgett (NSC 8) and the delivered USCGC Kimball (NSC 7).
Ingalls Shipbuilding segment operating income for the fourth quarter was $84 million, an increase of $9 million from the same period last year. Segment operating margin in the quarter was 12.0 percent, compared to 11.8 percent in the same period last year. These increases were primarily due to higher volumes noted in the preceding paragraph and higher risk retirement for the DDG and NSC programs.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

For the full year, Ingalls Shipbuilding revenues were $2.6 billion, an increase of $187 million, or 7.7 percent, from 2017, primarily driven by higher revenues in amphibious assault ships, partially offset by lower revenues in surface combatants and the NSC program. Amphibious assault ships revenues increased as a result of higher volumes on Richard M. McCool Jr., Bougainville and Fort Lauderdale (LPD 28), partially offset by lower volumes on the delivered USS Portland (LPD 27) and Tripoli. Surface combatants revenues decreased due to lower volumes on the delivered USS Ralph Johnson (DDG 114), Lenah H. Sutcliffe Higbee (DDG 123), Paul Ignatius (DDG 117), and the delivered USS John Finn (DDG 113), partially offset by higher volumes on USS Fitzgerald (DDG 62) repair and restoration, Jack H. Lucas (DDG 125), and Ted Stevens (DDG 128). Revenues on the NSC program decreased due to lower volumes on the delivered USCGC Kimball (NSC 7) and Midgett (NSC 8), as well as lower risk retirement across the NSC program, partially offset by higher volumes on Stone (NSC 9) and NSC 10 (unnamed).
For the full year, Ingalls Shipbuilding segment operating income was $313 million, compared to $313 million in 2017. Segment operating margin was 12.0 percent for 2018, compared to 12.9 percent in 2017. The decrease in margin was primarily due to lower risk retirement on Tripoli and the NSC program, partially offset by recoveries related to a settlement agreement, higher risk retirement on the DDG program, and the higher volumes described above.
Key Ingalls Shipbuilding milestones for the quarter:

•	Awarded $931 million contract for the construction of the 10th and 11th U.S. Coast Guard National Security Cutters

•	Awarded $883 million contract for the construction of an Arleigh Burke-class destroyer (DDG 131)

•	Christened guided missile destroyer Frank E. Petersen Jr.

•	Began fabrication of amphibious assault ship Bougainville

Newport News Shipbuilding

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Revenues	$1,278	$1,139	$139	12.2%	$4,722	$4,164	$558	13.4%
Segment operating income (loss)[1]	57	106	(49)	(46.2)%	318	354	(36)	(10.2)%
Segment operating margin %[1]	4.5%	9.3%		(485) bps	6.7%	8.5%		(177) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.
Newport News Shipbuilding revenues for the fourth quarter of 2018 were $1.3 billion, an increase of $139 million, or 12.2 percent, from the same period in 2017, due to higher revenues in aircraft carriers and naval nuclear support services, partially offset by lower revenues in submarines. Higher aircraft carrier revenues were primarily related to increased volumes on the advance planning contract for Enterprise (CVN 80), the construction contract for the delivered USS Gerald R. Ford (CVN 78), the advance planning contract for the refueling and complex overhaul (RCOH) of USS John C. Stennis (CVN 74), and the execution contract for the RCOH of USS George Washington (CVN 73), partially offset by decreased volumes on the decommissioned Enterprise (CVN 65). Higher naval nuclear support services revenues were primarily due to increased volumes in submarine support services. Lower submarine revenues related to the Virginia-class submarine (VCS) program were due to decreased volumes on Block III boats.
Newport News Shipbuilding segment operating income for the fourth quarter was $57 million, a decrease of $49 million from the same period last year. Segment operating margin was 4.5 percent for the quarter, compared to 9.3 percent in the same period last year. These decreases were primarily due to lower performance in the VCS program, primarily Delaware (SSN 791) and Montana (SSN 794), as well as higher risk retirement on the RCOH program in the fourth quarter of 2017.

For the full year, Newport News Shipbuilding revenues were $4.7 billion, an increase of $558 million, or 13.4 percent, from 2017, due to higher revenues in aircraft carriers and naval nuclear support services, partially offset

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

by lower revenues in submarines. Aircraft carriers revenues increased primarily as a result of higher volumes on the execution contract for the RCOH of USS George Washington and the advance planning contract for Enterprise (CVN 80), partially offset by lower volumes on the inactivation of the decommissioned Enterprise (CVN 65) and the execution contract for the RCOH of the redelivered USS Abraham Lincoln (CVN 72). Naval nuclear support services revenues increased primarily as a result of higher volumes in submarine support and facility maintenance services. Submarines revenues related to the VCS program decreased due to lower volumes and performance on Block III boats, partially offset by higher volumes on Block IV and Block V boats.

For the full year, Newport News Shipbuilding segment operating income was $318 million, a decrease of $36 million from 2017. Segment operating margin for 2018 was 6.7 percent, compared to 8.5 percent in 2017. These decreases were primarily due to lower performance in the VCS program, the resolution in 2017 of outstanding contract changes on the inactivation of the decommissioned Enterprise (CVN 65) and the RCOH of USS Abraham Lincoln, as well as one-time employee bonus payments in 2018 related to the Tax Act, partially offset by favorable changes in workers' compensation expense and the increased volumes described above.

Key Newport News Shipbuilding milestones for the quarter:

•	Awarded $197 million modification to a previously awarded contract for long-lead time material and advanced construction activities for the first Columbia-class ballistic missile submarine

•	Christened and launched the Virginia-class submarine Delaware

Technical Solutions

	Three Months Ended				Year Ended
	December 31				December 31
($ in millions)	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Revenues	$267	$242	$25	10.3%	$988	$952	36	3.8%
Segment operating income (loss)[1]	7	8	$(1)	(12.5)%	32	21	11	52.4%
Segment operating margin %[1]	2.6%	3.3%		(68) bps	3.2%	2.2%		103 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Technical Solutions revenues for the fourth quarter of 2018 were $267 million, an increase of $25 million, or 10.3 percent, from the same period in 2017, primarily due to higher revenues in oil and gas services and mission driven innovative solutions, partially offset by lower volumes in fleet support.

Technical Solutions segment operating income for the fourth quarter was $7 million, compared to $8 million in fourth quarter 2017. The decrease was driven primarily by fleet support performance, partially offset by growth in oil and gas services.

For the full year, Technical Solutions revenues were $988 million, an increase of $36 million, or 3.8 percent, from 2017, primarily due to higher revenues in oil and gas services and mission driven innovative solutions, partially offset by lower nuclear and environmental revenues and fleet support revenues.

For the full year, Technical Solutions segment operating income was $32 million, compared to $21 million in 2017. The increase was primarily due to an allowance for accounts receivable in 2017 on a nuclear and environmental commercial contract and higher income from operating investments at our nuclear and environmental joint ventures in 2018, partially offset by one-time employee bonus payments in 2018 related to the Tax Act and lower performance in fleet support services.

Key Technical Solutions milestones for the quarter:

•	Acquired G2 Inc., a cybersecurity solutions and services company

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

About Huntington Ingalls Industries
Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII’s Technical Solutions division provides a wide range of professional services through its Fleet Support, Mission Driven Innovative Solutions, Nuclear & Environmental, and Oil & Gas groups. Headquartered in Newport News, Virginia, HII employs more than 40,000 people operating both domestically and internationally. For more information, please visit www.huntingtoningalls.com.

Conference Call Information
Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. ET today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.huntingtoningalls.com. A telephone replay of the conference call will be available from 12 noon today through Thursday, Feb. 21 by calling toll-free (855) 859-2056 or (404) 537-3406 and using conference ID 1943509.
Forward-Looking Statements
Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures and strategic acquisitions; adverse economic conditions in the United States and globally; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31
(in millions, except per share amounts)	2018	2017	2016
Sales and service revenues
Product sales	$6,023	$5,573	$5,631
Service revenues	2,153	1,868	1,437
Sales and service revenues	8,176	7,441	7,068
Cost of sales and service revenues
Cost of product sales	4,627	4,277	4,237
Cost of service revenues	1,758	1,536	1,208
Income (loss) from operating investments, net	17	12	6
Other income and gains	14	—	15
General and administrative expenses	871	759	768
Operating income	951	881	876
Other income (expense)
Interest expense	(58)	(94)	(74)
Non-operating retirement benefit (expense)	74	(16)	(18)
Other, net	4	1	—
Earnings before income taxes	971	772	784
Federal and foreign income taxes	135	293	211
Net earnings	$836	$479	$573

Basic earnings per share	$19.09	$10.48	$12.24
Weighted-average common shares outstanding	43.8	45.7	46.8

Diluted earnings per share	$19.09	$10.46	$12.14
Weighted-average diluted shares outstanding	43.8	45.8	47.2

Dividends declared per share	$3.02	$2.52	$2.10

Net earnings from above	$836	$479	$573
Other comprehensive income (loss)
Change in unamortized benefit plan costs	(232)	59	(172)
Other	(2)	14	(1)
Tax benefit (expense) for items of other comprehensive income	59	(22)	67
Other comprehensive income (loss), net of tax	(175)	51	(106)
Comprehensive income (loss)	$661	$530	$467

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

($ in millions)	December 31 2018	December 31 2017
Assets
Current Assets
Cash and cash equivalents	$240	$701
Accounts receivable, net of allowance for doubtful accounts of $9 million as of 2018 and $13 million as of 2017	252	429
Contract assets	1,003	759
Inventoried costs, net	128	183
Prepaid expenses and other current assets	122	123
Total current assets	1,745	2,195
Property, plant, and equipment, net of accumulated depreciation of $1,829 million as of 2018 and $1,770 million as of 2017	2,517	2,215
Goodwill	1,263	1,217
Other intangible assets, net of accumulated amortization of $564 million as of 2018 and $528 million as of 2017	492	508
Long-term deferred tax assets	163	114
Miscellaneous other assets	203	125
Total assets	$6,383	$6,374
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$562	$375
Accrued employees’ compensation	248	245
Current portion of postretirement plan liabilities	131	139
Current portion of workers’ compensation liabilities	225	250
Contract liabilities	331	146
Other current liabilities	332	236
Total current liabilities	1,829	1,391
Long-term debt	1,283	1,279
Pension plan liabilities	764	922
Other postretirement plan liabilities	348	414
Workers’ compensation liabilities	454	509
Other long-term liabilities	189	101
Total liabilities	4,867	4,616
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 53.1 million shares issued and 41.9 million shares outstanding as of December 31, 2018, and 53.0 million shares issued and 45.1 million shares outstanding as of December 31, 2017	1	1
Additional paid-in capital	1,954	1,942
Retained earnings	2,609	1,687
Treasury stock	(1,760)	(972)
Accumulated other comprehensive loss	(1,288)	(900)
Total stockholders’ equity	1,516	1,758
Total liabilities and stockholders’ equity	$6,383	$6,374

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
($ in millions)	2018	2017	2016
Operating Activities
Net earnings	$836	$479	$573
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	167	165	163
Amortization of purchased intangibles	36	40	23
Amortization of debt issuance costs	4	6	5
Provision for doubtful accounts	(4)	10	—
Stock-based compensation	36	34	36
Deferred income taxes	10	184	85
Loss on early extinguishment of debt	—	22	—
Change in
Accounts receivable	195	(126)	(16)
Contract assets	(242)	91	(6)
Inventoried costs	40	18	75
Prepaid expenses and other assets	(40)	(52)	(17)
Accounts payable and accruals	335	102	(41)
Retiree benefits	(454)	(163)	(44)
Other non-cash transactions, net	(5)	4	(14)
Net cash provided by operating activities	914	814	822
Investing Activities
Capital expenditures
Capital expenditure additions	(463)	(382)	(285)
Grant proceeds for capital expenditures	61	21	—
Acquisitions of businesses, net of cash received	(77)	3	(372)
Investment in affiliates	(10)	—	—
Proceeds from disposition of assets	13	9	4
Net cash used in investing activities	(476)	(349)	(653)
Financing Activities
Proceeds from issuance of long-term debt	—	600	—
Repayment of long-term debt	—	(600)	—
Proceeds from line of credit borrowings	95	—	—
Repayment of line of credit borrowings	(95)	—	—
Debt issuance costs	—	(12)	—
Premiums and fees related to early extinguishment of debt	—	(15)	—
Dividends paid	(132)	(115)	(98)
Repurchases of common stock	(742)	(286)	(194)
Employee taxes on certain share-based payment arrangements	(25)	(56)	(51)
Net cash used in financing activities	(899)	(484)	(343)
Change in cash and cash equivalents	(461)	(19)	(174)
Cash and cash equivalents, beginning of period	701	720	894
Cash and cash equivalents, end of period	$240	$701	$720
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$142	$223	$229
Cash paid for interest	$62	$72	$71
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$55	$33	$24
Accrued repurchases of common stock	$48	$2	$—
Capital assets received from government grants	$—	$—	$30

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “adjusted net earnings,” “adjusted diluted earnings per share,” and “free cash flow.”

We internally manage our operations by reference to “segment operating income” and “segment operating margin,” which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income and segment operating margin may not be comparable to similarly titled measures of other companies.

Adjusted net earnings and adjusted diluted earnings per share are not measures recognized under GAAP.
They should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We believe these measures are useful to investors because they exclude items that do not reflect our core operating performance. They may not be comparable to similarly titled measures of other companies.

Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP.
We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.

Adjusted net earnings is defined as net earnings adjusted for the after-tax impact of the loss on early extinguishment of debt in fourth quarter 2017 and for tax reform.

Adjusted diluted earnings per share is defined as adjusted net earnings divided by the weighted-average diluted common shares outstanding.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

FAS/CAS Adjustment is defined as the difference between expenses for pension and other postretirement benefits determined in accordance with GAAP (FAS) and the expenses for these items included in segment operating income in accordance with U.S. Cost Accounting Standards (CAS).

Operating FAS/CAS Adjustment is defined as the difference between the service cost component of our pension and other postretirement expense determined in accordance with GAAP (FAS) and our pension and other postretirement expense under U.S. Cost Accounting Standards (CAS).

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.

We present financial measures adjusted for the Operating FAS/CAS Adjustment and non-current state income taxes to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Reconciliation of Segment Operating Income and Segment Operating Margin

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2018	2017	2018	2017
Ingalls revenues	$699	$638	$2,607	$2,420
Newport News revenues	1,278	1,139	4,722	4,164
Technical Solutions revenues	267	242	988	952
Intersegment eliminations	(45)	(23)	(141)	(95)
Sales and Service Revenues	2,199	1,996	8,176	7,441

Operating Income	213	231	951	881
Operating FAS/CAS Adjustment	(72)	(49)	(290)	(205)
Non-current state income taxes	7	7	2	12
Segment Operating Income	148	189	663	688
As a percentage of sales and service revenues	6.7%	9.5%	8.1%	9.2%
Ingalls operating income	84	75	313	313
As a percentage of Ingalls revenues	12.0%	11.8%	12.0%	12.9%
Newport News operating income	57	106	318	354
As a percentage of Newport News revenues	4.5%	9.3%	6.7%	8.5%
Technical Solutions operating income	7	8	32	21
As a percentage of Technical Solutions revenues	2.6%	3.3%	3.2%	2.2%

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Net Earnings

	Three Months Ended		Year Ended
	December 31		December 31
(in millions)	2018	2017	2018	2017

Net earnings	$212	$64	$836	$479
After-tax adjustment for loss on early extinguishment of debt[1]	—	14	—	14
Tax reform adjustments:
Tax expense related to 2017 Tax Act[2]	—	56	—	56
Tax expense related to discretionary pension contributions[3]	—	7	—	7
Adjusted Net Earnings	$212	$141	$836	$556

Reconciliation of Adjusted Diluted Earnings per Share

	Three Months Ended		Year Ended
	December 31		December 31
	2018	2017	2018	2017

Diluted earnings per share	$4.94	$1.41	$19.09	$10.46
After-tax adjustment for loss on early extinguishment of debt per share[1]	—	0.31	—	0.31
Tax reform adjustments:
Tax expense related to 2017 Tax Act per share[2]	—	1.23	—	1.22
Tax expense related to discretionary pension contributions per share[3]	—	0.16	—	0.15
Adjusted Diluted EPS	$4.94	$3.11	$19.09	$12.14

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Footnotes to the Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings per Share

	Three Months Ended		Year Ended
	December 31		December 31
	2018	2017	2018	2017
(1) Loss on early extinguishment of debt	$—	$22	$—	$22
Tax effect at 35% statutory rate*	—	8	—	8
After-tax effect	—	14	—	14
Weighted-Average Diluted Shares Outstanding	42.9	45.4	43.8	45.8
Per share impact**	$—	$0.31	$—	$0.31

(2) Tax expense related to 2017 Tax Act [a]	$—	$56	$—	$56
Weighted-Average Diluted Shares Outstanding	42.9	45.4	43.8	45.8
Per share impact**	$—	$1.23	$—	$1.22

(3) Tax expense related to discretionary pension contributions [b]	$—	$7	$—	$7
Weighted-Average Diluted Shares Outstanding	42.9	45.4	43.8	45.8
Per share impact**	$—	$0.16	$—	$0.15
*The income tax impact is calculated using the tax rate in effect for the relevant non-GAAP adjustment.
**Amounts may not recalculate exactly due to rounding.
[a] Reflects the impact of the net deferred tax assets write down
[b] Reflects the additional income tax expense from the lower manufacturing deductions available as a result of our planned $214 million increased pre-tax discretionary pension contribution in 2018

Reconciliation of Free Cash Flow

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2018	2017	2018	2017
Net cash provided by (used in) operating activities	648	434	914	814
Less capital expenditures:
Capital expenditure additions	(170)	(154)	(463)	(382)
Grant proceeds for capital expenditures	28	21	61	21
Free cash flow	506	301	512	453

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com